Exhibit 99.1

September 4, 2025

Aethlon Medical Announces Pricing of $4.5 Million Public Offering

SAN DIEGO, Sept. 4, 2025 /PRNewswire/ -- Aethlon Medical, Inc. (“Aethlon” or the “Company”) (Nasdaq: AEMD), a medical therapeutic company focused on developing products to treat cancer and life-threatening infectious diseases, today announced the pricing of a public offering of an aggregate of 5,000,000 shares of its common stock (or prefunded warrants in lieu thereof) and warrants to purchase up to 5,000,000 shares of common stock at a combined public offering price of $0.90 per share (or pre-funded warrant) and accompanying warrant. The warrants will have an exercise price of $0.90 per share, will be exercisable immediately upon issuance and will expire on the fifth anniversary of the original issuance date. The closing of the offering is expected to occur on or about September 5, 2025, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be approximately $4.5 million. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include clinical trial expenses, research and development expenses, capital expenditures, and working capital.

The securities described above are being offered pursuant to a registration statement on

Form S-1, as amended (File No. 333-289745), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 4, 2024. The offering is being made only by means of a prospectus which forms a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Aethlon Medical, Inc.

Aethlon Medical, Inc. (Nasdaq: AEMD) is a clinical-stage medical device company headquartered in San Diego, California. Aethlon is advancing the Hemopurifier, to address unmet needs in oncology and infectious disease, using a novel platform designed to selectively remove circulation pathogenic targets from biologic fluids.

For more information, visit www.AethlonMedical.com and follow the Company on LinkedIn.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” “potentially” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. These forwardlooking statements are based upon Aethlon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences include, without limitation, the Company’s ability to raise additional capital on terms favorable to the Company, or at all; the Company’s use of net proceeds from the offering; the Company’s ability to successfully complete development of the Hemopurifier; the Company’s ability to successfully demonstrate the utility and safety of the Hemopurifier in cancer and infectious diseases, COVID-19 and in the transplant setting; the Company’s ability to achieve and realize the anticipated benefits from operational and financial milestones; the Company’s ability to obtain approval from the Ethics Committee of its third location in Australia, including on the timeline expected by the Company; the Company’s ability to enroll additional patients in its oncology clinical trial in Australia, including on the timeline expected by the Company; the Company’s ability to manage and successfully complete its clinical trials; the Company’s ability to successfully manufacture the Hemopurifier in sufficient quantities for its clinical trials; unforeseen changes in regulatory requirements; the Company’s collaborative research with UCSF Long Covid Clinic; and the Company’s ability to further research potential applications of the Hemopurifier in other EVassociated diseases, the ability of the Company to maintain its current Patents and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and in the Company’s other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

Company Contact:

Jim Frakes

Chief Executive Officer and Chief Financial Officer

Aethlon Medical, Inc.

Jfrakes@aethlonmedical.com

Investor Contact:

Susan Noonan

S.A. Noonan Communications, LLC

susan@sanoonan.com

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SOURCE Aethlon Medical, Inc.

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